United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 5, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 5, 2012, GeneLink, Inc. (the “Company”) was notified that the Public Company Audit Oversight Board (“PCAOB”) announced that it had suspended for one year the registration of Buckno Lisicky & Company, P.C. (“Buckno”), the Company’s prior independent registered accountants, for failure to timely file 2010 and 2011 annual reports with the PCAOB. It is our understanding that such reports would have been unrelated to the Company. As a result of that suspension, the Company can no longer include the audit reports and consents of Buckno in its filings and other reports with the SEC. In light of the foregoing actions by the PCAOB, on March 5, 2012, Buckno resigned as the Company independent registered auditor and its resignation was accepted by the Company's Audit Committee".

Buckno issued audit reports on our financial statements as of and for the years ended December 31, 2003 through 2010. In the period from Buckno’s appointment until March 5, 2012 (the date of its resignation), there were no disagreements with Buckno on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Buckno, would have caused Buckno to make reference to the matter in its report of the financial statements, and there were no reportable events as defined in Item 304(a)(3) of Regulation S-K. The financial statements as of and for the years ending December 31, 2009 and 2010 included an explanatory paragraph concerning the Company’s ability to continue as a going concern.

The Company is actively interviewing and evaluating replacement independent accountants.  The Company has requested that the Commission reconsider and release the Company from its requirement that the new independent accountants re-audit the Company's financial statement for the fiscal year ended December 31, 2010.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c)

Item	Exhibit Title
16	Letter of Buckno Lisicky & Company, P.C. filed pursuant to Item 304(a)(3) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D. Chief Executive Officer

 Dated: March 9, 2012

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EXHIBIT INDEX CERTIFICATION

Exhibit Number	Description
16	Letter of Buckno Lisicky & Company, P.C. filed pursuant to Item 304(a)(3) of Regulation S-K

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